As filed with the Securities and Exchange Commission on February 12, 1997

                                                   SEC Registration No. 33-87554
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         POST EFFECTIVE AMENDMENT NO. 2
                        FORM S-3 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            EVERGREEN RESOURCES, INC.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

         COLORADO                                                84-0834147
----------------------------                                 -------------------
(State or Other Jurisdiction                                   (IRS Employer
     of Incorporation                                        Identification No.)

                               1000 Writer Square
                               1512 Larimer Street
                             Denver, Colorado 80202
                                 (303) 534-0400
           ---------------------------------------------------------
            (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                   James S. Williams, Chairman of the Board
                               1000 Writer Square
                               1512 Larimer Street
                             Denver, Colorado 80202
                                 (303) 534-0400
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                               John B. Wills, Esq.
                       410 Seventeenth Street, Suite 1940
                              Denver, Colorado 80202
                                 (303) 628-0747

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   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.  [   ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
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   Title of Each          Amount      Proposed Maximum    Proposed Maximum      Amount of
Class of Securities       to be        Offering Price    Aggregate Offering   Registration
 to be Registered     Registered(1)      Per Share           Price(2)              Fee
------------------------------------------------------------------------------------------
   No Par Value          500,840          $5.75             $2,879,830           $993.04
   Common Stock          Shares           Share
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) All securities subject to this Registration Statement are on behalf of selling shareholders (see "Selling Shareholders").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 by reference to the last sale reported on the NASDAQ National Market System on December 15, 1994.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             EVERGREEN RESOURCES, INC.

   Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form S-3) and Form of Prospectus.

    Item Number and Caption               Location in Prospectus
    -----------------------               ----------------------

 1. Forepart of the Registration          Cover Page; Inside Front
    Statement and Outside Front           Cover Pages
    Cover Page of Prospectus

 2. Inside Front and Outside Back         Inside Front Cover Pages

 3. Summary Information, Risk             Prospectus Summary; Risk
    Factors and Ratio of Earnings         Factors
    to Fixed Charges

 4. Use of Proceeds                       Not Applicable

 5. Determination of Offering Price       Cover Page; Plan of Distribution

 6. Dilution                              Not Applicable

 7. Selling Security Holders              Selling Shareholders

 8. Plan of Distribution                  Plan of Distribution

 9. Description of Securities to          Not Applicable
    be Registered

10. Interest of Named Experts             Not Applicable
    and Counsel

11. Material Changes                      Recent Developments

12. Incorporation of Certain              Incorporation of Certain
    Information by Reference              Documents by Reference

13. Disclosure of Commission              Part II, Item 17
    Position on Indemnification
    for Securities Act Liabilities

   Pursuant to Item 17 of Part II the purpose of this Post Effective Amendment No. 2 to the Registration Statement is to deregister 500,840 shares of the Registrant's Common Stock. These shares were registered initially and all shares have been sold or disposed of.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post Effective Amendment No. 2 to Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on February 12, 1997.

                                         EVERGREEN RESOURCES, INC.


Date: February 12, 1997                  By: /s/ Mark S. Sexton
                                             ---------------------------------
                                             Mark S. Sexton, President and
                                             Chief Executive Officer


Date: February 12, 1997                  By: /s/ Kevin R. Collins
                                             ---------------------------------
                                             Kevin R. Collins, Vice President,
                                             Treasurer and Chief Financial
                                             Officer, Principal Accounting
                                             Officer

SIGNATURES

Date: February 12, 1997                  By: /s/ Dennis R. Carlton
                                             ---------------------------------
                                             Dennis R. Carlton, Director


Date: February 12, 1997                  By: /s/ John J. Ryan III
                                             ---------------------------------
                                             John J. Ryan, Director


Date: February 12, 1997                  By: /s/ Mark S. Sexton
                                             ---------------------------------
                                             Mark S. Sexton, Director


Date: February 12, 1997                  By: /s/ James S. Williams
                                             ---------------------------------
                                             James S. Williams, Director